Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-40682 on Form N-1A of our reports dated February 25, 2020 relating to the financial statements and financial highlights of certain portfolios constituting The Lazard Funds, Inc. (the “Fund”), comprising, Lazard Enhanced Opportunities Portfolio, Lazard Developing Markets Equity Portfolio, Lazard Emerging Markets Core Equity Portfolio, Lazard Emerging Markets Equity Advantage Portfolio, Lazard Emerging Markets Equity Blend Portfolio, Lazard Emerging Markets Equity Portfolio, Lazard Equity Franchise Portfolio, Lazard Global Equity Select Portfolio, Lazard Global Listed Infrastructure Portfolio, Lazard Global Strategic Equity Portfolio, Lazard International Quality Growth Portfolio (formerly Lazard International Compounders Portfolio), Lazard International Equity Advantage Portfolio, Lazard International Equity Concentrated Portfolio, Lazard International Equity Portfolio, Lazard International Equity Select Portfolio, Lazard International Equity Value Portfolio, Lazard International Small Cap Equity Portfolio, Lazard International Strategic Equity Portfolio, Lazard Managed Equity Volatility Portfolio, Lazard US Equity Concentrated Portfolio, Lazard US Equity Focus Portfolio (formerly Lazard US Equity Select Portfolio), Lazard US Realty Equity Portfolio, Lazard US Small-Mid Cap Equity Portfolio, Lazard Emerging Markets Debt Portfolio, Lazard Global Fixed Income Portfolio, Lazard US Corporate Income Portfolio, Lazard US Short Duration Fixed Income Portfolio, Lazard Global Dynamic Multi-Asset Portfolio, Lazard Opportunistic Strategies Portfolio and the consolidated financial statements and consolidated financial highlights of Lazard Real Assets and Pricing Opportunities Portfolio, appearing in the Annual Reports on Form N-CSR of the Fund for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 23, 2020